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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                F O R M  8 - K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               December 17, 1996
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                                (Date of Report)



                           National City Corporation
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             (Exact Name of Registrant as Specified in its Charter)


Delaware                             1-10074                    34-1111088
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(State or Other Jurisdiction         (Commission            (IRS Employer
     of Incorporation                File Number)           Identification No.)


    1900 East Ninth Street, Cleveland, Ohio                               44114
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(Address of Principal Executive Offices)                             (Zip Code)


                                  216-575-2000
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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        On December 16, 1996, National City Corporation ("National City")
issued a Press Release announcing that the Registrant has increased its quarterly cash dividend on its common stock. The new quarterly dividend of $.41 per share, up from $.375 per share previously, will be payable February 1, 1997 to stockholders of record on January 10, 1997. The new dividend indicates an annual rate of $1.64 per share, up from $1.50 previously and 11.6% higher than the $1.47 per share paid in 1996.

        National City also announced that its Board of Directors has authorized the purchase, in the open market or otherwise, of up to five milion shares of its issued and outstanding common stock, subject to a total purchase limit of $275 million.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         a)     Financial Statements of business acquired:
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                None.

         b)     Pro forma financial information:
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                None.

         c)     Exhibits:
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               99.1     Press Release dated December 16, 1996 incorporated
                        herein by reference.


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                                   SIGNATURES
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        Pursuant to the requirements of the Securities Exchange Act of 1934,
National City has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 1996     By /s/ David L. Zoeller
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                                Senior Vice President, General Counsel and
                                Secretary



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